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                                                                 EXHIBIT 23.8 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Coram Healthcare Corporation of our report dated February 12, 1993, except for Note 13, which is as of December 21, 1993, relating to the financial statements of ContinueCare Health Systems, Inc., which appears in such Prospectus. We also consent to the references to us under the heading "Unaudited Pro Forma Condensed Combined Financial Statements" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Unaudited Pro Forma Condensed Combined Financial Statements".

                                          /s/        PRICE WATERHOUSE
                                          --------------------------------------
                                                     Price Waterhouse

Dallas, Texas
May 25, 1994

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